Exhibit 10.1

SHARE EXCHANGE AGREEMENT

BETWEEN

EQUUS TOTAL RETURN, INC.

AND

MVC CAPITAL, INC.

May 14, 2014

SHARE EXCHANGE AGREEMENT

This SHARE EXCHANGE AGREEMENT (this "Agreement") is entered into as of the 14th day of May, 2014, by and between Equus Total Return, Inc., a Delaware corporation (“Equus”), and MVC Capital, Inc., a Delaware corporation (“MVC”). Equus and MVC are referred to collectively herein as the "Parties" and individually as a "Party."

R E C I T A L S:

This Agreement contemplates that, as a first step towards consummating a Reorganization pursuant to Equus’ Plan of Reorganization, Equus will, at the Closing, sell to MVC certain of its shares of duly authorized and issued common stock from treasury in exchange for a certain number of duly authorized and issued shares of MVC common stock from treasury as calculated hereunder (such transaction is referred to in this Agreement as the “Exchange”).

Contemporaneous with the Exchange, Equus shall announce the Plan of Reorganization wherein, among other things, this transaction is contemplated as part of a plan where Equus will seek to merge or consolidate with/into MVC (or a subsidiary thereof) or one or more portfolio companies of MVC.

Following 12 months from the Closing Date and only to the extent permitted by applicable law and regulation, in the event of the failure of certain conditions subsequent (including the failure of Equus to effect the “Events of Reorganization” as hereafter defined), MVC shall have the right to rescind the Exchange and revert to the status quo ante (i.e., reverse the exchange of shares).

Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

1.                  Definitions.

"1940 Act" means the Investment Company Act of 1940, as amended.

"Additional Equus Shares" has the meaning set forth in Section 4(d) below.

"Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, Liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

1

"Agreement" has the meaning set forth in the preface above.

"BDC" means a business development company as defined under the 1940 Act.

"BDC Election" means the election by an Investment Company, pursuant to Section 54 of the 1940 Act, to be classified as a BDC.

"Business Day" means any day that is not a Saturday or Sunday, or a day on which federally chartered banking institutions in New York City are required to be closed.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor Federal tax code. Any reference to any provision of the Code shall also be deemed to be a reference to any successor provision or provisions thereof.

"Closing" has the meaning set forth in Section 2(d) below.

"Closing Date" means the date of the Closing.

"Commission" means the U.S. Securities and Exchange Commission.

"Confidential Information" means any information concerning the businesses and affairs of each Party that is not already generally available to the public except as a result of a breach of this Agreement by the other Party.

“Consolidation” has the meaning set forth in Section 4(a) below.

“Corrected NAV” has the meaning set forth in Section 2(c) below.

"Demand Registration Notice" has the meaning set forth in Section 6(e) below.

"Environmental Laws" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

"Equus" has the meaning set forth in the preface above.

2

“Equus 8-K Filing” has the meaning set forth in Section 6(c) below.

"Equus Shares" means the shares of common stock of Equus as set forth in Section 2(a) below, par value $0.001 per share.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law and all rules and regulations from time to time promulgated thereunder. Any reference to any provision of ERISA shall also be deemed to be a reference to any successor provision or provisions thereof.

"Exchange" has the meaning set forth in the Recitals above.

"Events of Reorganization" has the meaning set forth in Section 4 below.

"Fairness Opinion" has the meaning set forth in Section 3(t) below.

"Indemnified Party" has the meaning set forth in Section 8(c) below.

"Indemnifying Party" has the meaning set forth in Section 8(c) below.

"Investment Company" has the meaning set forth in the 1940 Act.

"Jenner" has the meaning set forth in Section 2(d) below.

"Knowledge" means actual knowledge after reasonable investigation.

"Liability" means any liability or obligation of whatever kind or nature (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due).

"Lien" means any mortgage, pledge, lien, security interest, charge, or encumbrance.

"Material Adverse Change" means any effect or change that is, or would reasonably be considered, materially adverse to the business, assets, condition (financial or otherwise), operating results, operations, or business prospects of Equus or MVC, as the case may be.

"MVC" has the meaning set forth in the preface above.

"MVC Shares" means the shares of common stock of MVC as determined pursuant to Section 4(b) below, par value $0.01 per share.

“Multiemployer Plan” shall have the meaning set forth in Section 4001(a)(3) of ERISA.

"NAV" means the net asset value per share of Equus or MVC common stock, as applicable, as of the relevant date.

3

"NAV Calculation Date" has the meaning set forth in Section 2(b) below.

"NAV Correction Date" has the meaning set forth in Section 2(c) below.

"Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice.

"Parties" and "Party" have the meanings set forth in the preface above.

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Plan” means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by Equus, MVC or their respective subsidiaries for employees of Equus, MVC or their respective subsidiaries, as applicable, or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which Equus, MVC or their respective subsidiaries is then making or accruing an obligation to make contributions or has within the preceding 5 plan years made contributions.

"Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other business entity, or a governmental entity (or any department, agency, or political subdivision thereof).

"Plan of Reorganization" has the meaning set forth in Section 4 below.

"Registrable Securities" has the meaning set forth in Section 6(e) below.

"Registration Procedures" has the meaning set forth in Section 6(e) below.

"Regulatory Filings" has the meaning set forth in Section 3(h) below.

"Reorganization" has the meaning set forth in Section 2(a)(33) of the 1940 Act.

"RIC" means a regulated investment company as defined pursuant to the Code.

"Securities" means either of the Equus Shares or the MVC Shares, as the context may require.

"Securities Act" means the Securities Act of 1933, as amended.

"Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

“Shelf Registration Notice” has the meaning set forth in Section 6(g) below.

4

"Tax" or "Taxes" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

"Third Party Claim" has the meaning set forth in Section 8(c) below.

"Unwinding" has the meaning set forth in Section 6(j) below.

"Unwinding Period" has the meaning set forth in Section 6(j) below.

5

2.                  Share Exchange.

(a)                Exchange of Equus Shares for MVC Shares. On the Closing Date, Equus shall sell to MVC Two Million One Hundred Twelve Thousand (2,112,000) shares of its common stock from treasury (the “Equus Shares”) and, in exchange for the Equus Shares, MVC shall deliver to Equus a number of its shares of common stock from treasury determined pursuant to subsection (b) of this Section 2 (the “MVC Shares”).

(b)               Calculation of Number of MVC Shares. Subject to such adjustments as may be required under Subsection (c) of this Section 2, the number of MVC Shares to be issued to Equus pursuant to the Exchange shall be calculated based on:

(i)                 the product of (A) the NAV per share of Equus as calculated reasonably and in good faith as of a date, which shall be the same for both Parties, within forty-eight (48) hours preceding the Closing Date (the "NAV Calculation Date") and (B) 2,112,000, divided by

(ii)               the NAV per share of MVC as calculated reasonably and in good faith on the NAV Calculation Date.

Fractions of an MVC Share shall not be exchanged but shall be rounded up to the nearest whole share, and the difference thereof (based on the NAV of such share) shall be paid in cash by Equus to MVC at the Closing.

(c)                Reconciliation. Following the final publication by MVC of its NAV per share as of the end of its first quarter preceding the Closing Date, each of Equus and MVC shall reasonably and in good faith recalculate its definitive NAV per share as of the NAV Calculation Date (the “Corrected NAV”, and the date applicable thereto as the “NAV Correction Date”). In the event that the Corrected NAV for either Equus or MVC differs from the NAV per share that each of Equus and MVC calculated for itself on the NAV Calculation Date, the Exchange shall be, to the extent permitted by applicable law and regulation, recalculated pursuant to Subsection (b) of this Section 2 by substituting:

(i)                 the Corrected NAV for Equus or MVC, as applicable, for

(ii)               the NAV per share that Equus or MVC, as applicable, calculated for itself on the NAV Calculation Date.

(d)               Closing. The closing of the Exchange (the “Closing”) shall take place on May 14, 2014, at 4:00 pm Eastern Daylight Time, at the New York offices of legal counsel to Equus, Jenner & Block LLP ("Jenner"), or such other time and location as Equus and MVC shall mutually agree.

6

(e)                Deliveries at Closing. At the Closing, (i) Equus shall deliver to MVC an original share certificate representing, or confirmation of book-entry credits evidencing, the Equus Shares, and (ii) MVC shall deliver to Equus an original certificate representing, or confirmation of book-entry credits evidencing, the MVC Shares. To the extent permitted by applicable laws and regulations, additional certificates and/or cash shall be delivered subsequent to the Closing Date as calculated pursuant to Subsection (c) of this Section 2. All Securities delivered in accordance with the terms and for the consideration set forth in this Agreement will be validly issued, fully paid, and non-assessable, and free of restrictions on transfer other than restrictions on transfer under the federal securities laws and applicable state securities laws or encumbrances created or imposed by the recipient thereof. Additionally, at the Closing, each Party hereto shall deliver to the other Party an executed officer’s certificate stating that such Party has, pursuant to Section 2(b) of this Agreement, duly and properly calculated its NAV per share reasonably and in good faith as of the NAV Calculation Date, in accordance with Section 23(b) of the 1940 Act (which NAV per share, in the case of MVC, will be relied upon by MVC in determining the amount of MVC Shares to be delivered to Equus on the Closing Date pursuant to the Exchange).

3.                  Representations and Warranties. Each Party represents and warrants to the other Party that the statements as to itself contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date.

(a)                Organization. Each of Equus and MVC is duly organized, validly existing, and in good standing under the laws of the State of Delaware.

(b)               Capitalization.

(i)                 The entire authorized capital stock of Equus consists of 55,000,000 shares, of which 50,000,000 shares are classified as common stock and 5,000,000 shares are classified as preferred stock. There are 10,561,646 shares of common stock and 0 shares of preferred stock outstanding immediately prior to the Closing Date. There are 0 shares of treasury stock issued but not outstanding immediately prior to the Closing Date. All of the issued and outstanding shares of Equus common stock, including the Equus Shares sold to MVC at the Closing, have been duly authorized, are validly issued, fully paid, and non-assessable. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Equus to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Equus.

7

(ii)               The entire authorized capital stock of MVC consists of 150,000,000 shares, of which 150,000,000 shares are classified as common stock and 0 shares are classified as preferred stock. There are 22,464,814 shares of common stock and 0 shares of preferred stock outstanding immediately prior to the Closing Date. There are 5,839,634 shares of treasury stock issued but not outstanding immediately prior to the Closing Date. All of the issued and outstanding shares of MVC common stock have been duly authorized, are validly issued, fully paid, and non-assessable. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require MVC to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to MVC.

(c)                Authorization of Transaction. Each of Equus and MVC has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Equus and MVC, enforceable in accordance with its terms and conditions, except as such enforceability may be subject to applicable bankruptcy, reorganization, insolvency, moratorium, or other laws affecting creditors’ rights generally, from time to time in effect and to general principles of equity, and except as to the provisions with respect to indemnification or contribution may be limited by applicable law, regulation, or public policy.

(d)               Non-contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any provision of Equus’ or MVC’s charter, bylaws, or other governing documents, (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Equus or MVC is a party or by which it is bound or to which any of its assets is subject, or (C) result in the imposition or creation of a Lien upon or with respect to the Securities except under state and federal securities laws or as may be created or imposed by the recipient thereof.

(e)                Brokers' Fees. Neither Equus nor MVC has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement, except for ordinary and customary brokerage commissions as may be paid in connection with the purchase by MVC of the Additional Equus Shares.

(f)                Investment Restrictions. Each of Equus and MVC (A) understands that the Securities are considered “restricted securities” under the Securities Act, inasmuch as they have not been registered under the Securities Act or under any state securities laws, and are being offered and sold in reliance upon

8

federal and state exemptions for transactions not involving any public offering, (B) understands that the Securities may not be resold without registration with the Commission or the availability of an exemption (such as Rule 144) under the Securities Act, (C) is acquiring the Securities hereunder solely for its own account for investment purposes, and not with a view to the distribution thereof, (D) has received certain information concerning the other Party and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Securities, (E) is able to bear the economic risk and lack of liquidity inherent in holding the Securities, and (F) is an “accredited investor” as such term is defined pursuant to Regulation D promulgated under the Securities Act.

(g)                Restrictive Legend. Each of Equus and MVC further acknowledges that, unless and until registered pursuant to the Securities Act or qualifying for an exemption from transfer thereunder, certificates for the Securities may be imprinted with the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND ARE “RESTRICTED SECURITIES” AS DEFINED IN RULE 144 PROMULGATED UNDER THE ACT. THE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE DISTRIBUTED EXCEPT (i) IN CONJUNCTION WITH AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE ACT OR (ii) IN COMPLIANCE WITH RULE 144, OR (iii) PURSUANT TO A FORMAL WRITTEN OPINION OF COUNSEL, SATISFACTORY TO THE CORPORATION, THAT SUCH REGISTRATION OR COMPLIANCE IS NOT REQUIRED AS TO SAID SALE, OFFER OR DISTRIBUTION.

(h)               Regulatory Filings. Each of Equus and MVC has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission, the New York Stock Exchange and any other regulatory or self-regulatory body under whose jurisdiction it is subject (collectively, the “Regulatory Filings”). As of their respective filing dates, the Regulatory Filings complied in all material respects with the requirements of all applicable laws and regulations, and none of the Regulatory Filings, at the time they were filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such Regulatory Filings is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior the date hereof).

(i)                 Financial Statements. The financial statements (including the notes thereto) filed by each of Equus and MVC in connection with the Regulatory Filings have been prepared in accordance with United States Generally Accepted Accounting Principles applied on a consistent basis throughout the

9

periods covered thereby, present fairly the financial condition of such Party and its subsidiaries as of such dates and the results of operations of such Party and its subsidiaries for such periods, are correct and complete, and are consistent with the books and records of such Party and its subsidiaries.

(j)                 No Undisclosed Liabilities. Neither of Equus or MVC has any Liability (and, to the Knowledge of Equus or MVC, there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against them giving rise to any Liability), except for Liabilities disclosed in the Regulatory Filings or in the Ordinary Course of Business.

(k)               Absence of Certain Changes. Since the date of the most recent quarterly reporting period covered by its most recent Form 10-Q or Form 10-K filed with the Commission, neither Equus nor MVC has (i) incurred or become subject to any material Liabilities (absolute or contingent) except Liabilities incurred in the Ordinary Course of Business; (ii) discharged or satisfied any material Lien or paid any material obligation or Liability (absolute or contingent), other than current Liabilities paid in the Ordinary Course of Business; (iii) declared or made any payment or distribution of cash or other property to shareholders with respect to its capital stock, or purchased or redeemed, or made any agreements to purchase or redeem, any shares of its capital stock outside of the Ordinary Course of Business; (iv) sold, assigned or transferred any other tangible assets, or canceled any debts owed to such Party by any third party or claims of such Party against any third party, except in the Ordinary Course of Business; or (v) waived any rights of material value, whether or not in the Ordinary Course of Business.

(l)                 RIC Compliance. Each of Equus and MVC is in compliance with requirements applicable to RICs under the Code, including relevant rules and Treasury Regulations promulgated thereunder.

(m)             Compliance with Laws. Each of Equus and MVC has complied in all material respects with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure to so comply. Each of Equus and MVC has adopted a formal code of ethics and polices to prevent insider trading. To the Knowledge of each of Equus and MVC, each of their respective employees, officers and directors has complied in all material respects with applicable federal and state securities and corporation laws.

(n)               No Legal Proceedings. Except as disclosed in the Regulatory Filings, neither of Equus nor MVC (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to the Knowledge of Equus or MVC, is threatened to be made a party to any action, suit,

10

proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. To the Knowledge of each of Equus and MVC, no employees, directors or officers (i) are subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) are a party, or are threatened to be made a party, to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator involving federal and state securities or corporation laws.

(o)               Environmental Matters. In the case of each of Equus and MVC, in connection with such Party’s operations, portfolio investments, or assets, there have been no past or present material violations of Environmental Laws, releases of any Hazardous Materials into the environment, actions, activities, circumstances, conditions, events, incidents, or contractual obligations which may give rise to any common law environmental liability or any liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act or similar federal, state, local or foreign laws and neither Party has received any notice with respect to any of the foregoing, nor is any action pending or, to such Party’s Knowledge, threatened in connection with any of the foregoing.

(p)               No Defaults on Material Contracts. Neither of Equus nor MVC is in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material indenture or other material agreement to which it is a party or by which any of its assets or properties are bound. No ‘event of default’ (or its equivalent term), as defined in the respective material agreements to which Equus or MVC is a party, and no event which, with the giving of notice or the passage of time or both, would become an ‘event of default’ (or its equivalent term) (as so defined in any such agreement), has occurred and is continuing, which would have a Material Adverse Change.

(q)               Subsidiaries. All of Equus’ and MVC’s subsidiaries, if any, are listed on Schedule A attached hereto.

(r)                 Compliance with ERISA. To the extent applicable, each of Equus and MVC and their respective subsidiaries have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance with the applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA. None of Equus, MVC or any of their respective subsidiaries is or ever has been obligated to contribute to any Multiemployer Plan. The assets of each of Equus, MVC, and their respective subsidiaries do not and will not constitute "plan assets," within the meaning of ERISA, the Code and the respective regulations

11

promulgated thereunder. The execution, delivery and performance of this Agreement does not and will not constitute a "prohibited transaction" under ERISA or the Code.

(s)                Books and Records. The books and records of each Party are complete and correct and have been maintained in accordance with sound business practices. The minute books of each Party contain accurate and complete records of all meetings, and actions taken by written consent of, the stockholders, the board of directors and any committees of the board of directors, and no meeting, or action taken by written consent, of any such stockholders, board of directors or committee has been held for which minutes have not been prepared and are not contained in such minute books.

(t)                 Fairness Opinion. Prior to approval of this Agreement by the Equus Board of Directors, the Equus Board of Directors shall have received an opinion from a recognized valuation firm (the "Fairness Opinion") to the effect that, based upon and subject to reasonable and customary assumptions made, procedures followed, matters considered and limitations described in the Fairness Opinion, the Exchange is fair, from a financial point of view, to Equus.

4.                  Plan of Reorganization. Contemporaneous with the Closing, Equus shall publicly announce its adoption of its plan of Reorganization (“Plan of Reorganization”) pursuant to which it shall undertake the following (collectively referred to as “Events of Reorganization”):

(a)                Merger/Consolidation. The intent of the Equus board of directors to merge or consolidate Equus with/into MVC (or a subsidiary thereof) or one or more portfolio companies of MVC (the “Consolidation”).

(b)               Termination of BDC Election. The intent of Equus, following the Consolidation, to terminate its election to be regulated as a BDC unless it merges or consolidates with/into MVC itself.

(c)                Maintenance of NYSE Listing. Following the Consolidation, Equus intends to have common stock listed on the New York Stock Exchange.

(d)               Facilitation of Additional Equus Share Acquisitions. Equus shall facilitate MVC's acquisition of additional Equus shares on terms acceptable to MVC either through Equus' direct sale of newly issued Equus shares to MVC or, if deemed more practically expedient by Equus’ Board and to the extent acceptable to MVC, through the introduction of brokers representing current third-party shareholders of Equus, where such brokers have indicated to Equus their clients’ intent to dispose large blocks of Equus common stock (collectively, the “Additional Equus Shares”); provided, however, that any sale by Equus to MVC of newly issued Equus shares (including treasury shares and additional authorized but unissued shares) shall, to the extent such additional shares, combined with the Equus Shares, equal or exceed twenty percent (20%) of the outstanding shares of Equus as of the date of Equus’

12

adoption of the Plan of Reorganization, require approval of Equus shareholders in accordance with applicable rules promulgated by the New York Stock Exchange. Any purchases of Additional Equus Shares by MVC outside of a direct sale of newly issued Equus Shares from Equus shall only be consummated through one or more brokers.

(e)                Reasonable Best Efforts. Equus shall undertake its reasonable best efforts to effect the Events of Reorganization, including working expeditiously towards closing each of the Events of Reorganization and taking all reasonable steps to that end.

5.                  Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

(a)                General. Each of the Parties will use its reasonable best efforts to take all action and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement.

(b)               Reasonable Access. Each Party will permit the other Party and its representatives (including legal counsel and accountants) to have reasonable access to such books, records, contracts, and documents of or pertaining to the other Party as deemed reasonably necessary in connection with the transactions contemplated by this Agreement.

(c)                Notice of Developments. To the extent permitted by law or regulation, each Party will give prompt written notice to the other Party of any Material Adverse Change or any other development causing a breach of any of the representations and warranties contained herein to its Knowledge.

(d)               Conduct of Business. Each of the Parties will not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business.

(e)                Exclusivity. Equus will not (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person other than MVC relating to any consolidation, reorganization, or other business combination involving the acquisition of any assets outside the Ordinary Course of Business, capital stock or other voting securities, of Equus or any subsidiary (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person other than MVC to do or seek any of the foregoing.

13

(f)                Pre-Closing RIC Compliance. Each of Equus and MVC will maintain its compliance with requirements applicable to RICs under the Code, including relevant rules and Treasury Regulations promulgated thereunder.

6.                  Post-Closing Rights and Covenants. The Parties agree as follows with respect to the period following the Closing:

(a)                General. In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor as provided herein).

(b)               Confidentiality. Each Party will treat and hold as confidential all of the Confidential Information of the other Party, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to the other Party or destroy, at such other Party’s option and upon request of the other Party, all tangible embodiments (and all copies) of the Confidential Information which are in its possession, provided however, that a Party shall be allowed to retain Confidential Information to the extent (i) required by law, regulation or such Party’s internal compliance policies or (ii) the Confidential Information is permanently stored on such Party’s electronic backup systems in the Ordinary Course of Business, with any such retained Confidential Information remaining subject to this Agreement. In the event that a Party is requested or required pursuant to written or oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process to disclose any such Confidential Information, such Party will, to the extent permitted by law or regulation, notify the other Party promptly of the request or requirement so that the other Party may seek an appropriate protective order or waive compliance with the provisions of this Section 6(b). If, in the absence of a protective order or the receipt of a waiver hereunder, a Party is, on the advice of counsel, compelled to disclose any such Confidential Information to any tribunal, government or regulatory authority, such Party may disclose the Confidential Information to the tribunal, government or regulatory authority; provided, however, that such Party shall use its reasonable best efforts to obtain, at the other Party’s sole cost and expense, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed. The Parties agree that this Section 6(b) also applies to the period between the execution of this Agreement and the Closing.

14

(c)                Equus 8-K Filing. Not more than four (4) Business Days following the earlier of (i) the date of this Agreement, or (ii) the Closing Date, Equus shall file a current report on Form 8-K with the Commission describing the Exchange and certain transactions undertaken in connection with this Agreement (the “Equus 8-K Filing”). Equus acknowledges and agrees that, to the extent permitted by applicable law and regulation, the Equus 8-K filing shall not disclose (i) the NAV or the NAV per share of either Equus or MVC or (ii) any dollar amount representing the amount of Securities exchanged pursuant to this Agreement.

(d)               MVC 13D Filing. Not more than ten (10) calendar days following the Closing Date, MVC shall file with the Commission a statement on Schedule 13D describing the nature of its shareholdings in Equus and any other items as may be required by the Schedule.

(e)                Demand Registration Rights. Upon written notice from MVC that it intends to distribute all or part of the Equus Shares or any Additional Equus Shares (hereafter, collectively “Registrable Securities”) via an underwritten offering (a “Demand Registration Notice”), Equus shall file, within thirty (30) days of such Demand Registration Notice, a registration statement under the Securities Act covering the registration of all such Registrable Securities. MVC shall have the right to select such underwriter(s) as it may determine in respect of the distribution of the Registrable Securities pursuant to a Demand Registration Notice. Equus shall be obligated to effect an unlimited number of demand registrations pursuant to this Section 6(e). Whenever required under this Section 6(e) to effect the registration of any Registrable Securities, Equus shall, at its own expense:

(i)                 prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become (in any event, within 120 days of the Demand Registration Notice) and remain effective; provided, however, that Equus shall, in no event, be obligated to cause such registration statement to remain effective if the Equus Shares may be resold pursuant to Rule 144 as promulgated under the Securities Act, without any volume or manner of sale restrictions;

(ii)               prepare and file with the Commission such amendments and supplements to such registration statements and the prospectus used in connection therewith to comply with the requirements of the Securities Act;

15

(iii)             furnish to MVC such number of copies of a prospectus (including a preliminary prospectus), in conformity with the requirements of the Securities Act, and such other documents as MVC may reasonably request in order to facilitate the disposition of the Registrable Securities to be sold under the registration statement;

(iv)             use its reasonable best efforts to register and qualify the securities covered by such registration statements under the securities laws of such states of the United States as shall be reasonably appropriate for the distribution of the securities covered by such registration statement; and

(v)               use its reasonable best efforts to facilitate and effect the registration and sale of such Registrable Securities (collectively, the “Registration Procedures”).

(f)                Piggyback Registration Rights. Should Equus file a registration statement with respect to an offering of its securities, other than a registration statement on Form S-4 or S-8, Equus shall offer to include the Registrable Securities in such registration statement. Equus shall be obligated to effect an unlimited number of piggyback registrations pursuant to this Section 6(f). The Registration Procedures shall apply mutatis mutandis.

(g)                Shelf Registration Rights. Upon written notice from MVC, Equus shall file, within thirty (30) days of such notice, a shelf registration statement under the Securities Act covering the registration of all the Registrable Securities (a “Shelf Registration Notice”) and shall use reasonable best efforts to cause such shelf registration statement to be declared effective within 120 days of the Shelf Registration Notice and keep such shelf registration statement continuously effective until the earlier of (i) the date when all such Registrable Securities have been resold and (ii) the date when all such Registrable Securities may be resold pursuant Rule 144 promulgated under the Securities Act without any volume or manner of sale restrictions. The Registration Procedures shall apply mutatis mutandis.

(h)               Indemnification for Securities Registrations. To the extent permitted by law and regulation, Equus shall indemnify and hold MVC harmless from and against any Adverse Consequences in connection with the registration of the Registrable Securities to which it may become subject under the Securities Act, the Securities Exchange Act or otherwise, insofar as such Liabilities arise out of or are based upon either: (i) any untrue or alleged statement of a material fact contained in a registration statement or any post-effective amendment thereof covering the Registrable Securities or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue or alleged untrue statement of a material fact contained

16

in any preliminary or final prospectus (as amended or supplemented, if Equus files any amendment thereof or supplement thereto with the Commission) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading or (iii) any violation by Equus of the Securities Act, the Securities Exchange Act, any state securities law or any rule or regulation under the Securities Act, the Securities Exchange Act or any state securities law in connection with the registration of the Registrable Securities.

(i)                 Information and Board Observer Rights. Until the later of such time as (i) one (1) year from the Closing Date, or (ii) MVC holds less than ten percent (10%) of the outstanding shares of Equus common stock, MVC shall be entitled to receive all information provided to members of the Equus board of directors or any committee thereof, and shall be entitled to participate in any meeting of such directors or committee on an ex officio basis. MVC shall have the right to suspend and unsuspend its information and board observer rights granted hereunder in its sole discretion.

(j)                 Right to Unwind. Should the Events of Reorganization not have occurred during the one-year period following the Closing Date, and only to the extent permitted by applicable law and regulation, for a period of Ninety (90) days following the One (1) year anniversary of the Closing Date (the “Unwinding Period”), MVC shall be entitled to rescind this Agreement and the transactions contemplated hereby (collectively, the “Unwinding”) by providing written notice to Equus in accordance with Section 10(g) below subject, however, to the following;

(i)                 each Party shall return to the other Party the Securities acquired hereunder, free and clear from any Liens or encumbrances (except for such Liens or encumbrances under state and federal securities laws or created or imposed by the Party receiving the returned Securities); and

(ii)               with respect to any Securities returned pursuant to this Section 6(j), certificates for such Securities shall be accompanied with a duly endorsed stock power executed in blank in favor of the receiving Party in proper form for transfer.

7.                  Conditions to Obligation to Close.

(a)                Conditions to Equus' Obligation. The obligation of Equus to consummate the Exchange is subject to satisfaction of the following conditions:

(i)                 the Equus Board of Directors has approved the Exchange and the Plan of Reorganization;

17

(ii)               Equus is reasonably satisfied that the Exchange will not incur undue expense or the Closing will not be unduly delayed due to RIC compliance requirements applicable to Equus;

(iii)             Equus is reasonably satisfied that Exchange will not incur undue expense or the Closing will not be unduly delayed due to 1940 Act compliance requirements applicable to Equus;

(iv)             Equus is reasonably satisfied that Exchange will not incur undue expense or the Closing will not be unduly delayed due to compliance with rules of the New York Stock Exchange, the Securities Act, the Securities Exchange Act, or the General Corporation Law of the State of Delaware as applicable to Equus;

(v)               all authorizations and approvals from all applicable governmental or regulatory authorities concerning the Exchange have been obtained and are effective;

(vi)             MVC has performed and complied with all of its covenants and agreements hereunder in all material respects through the Closing;

(vii)           Equus is reasonably satisfied with its examination and review of MVC and its portfolio investments;

(viii)         there are no actions or orders, whether pending or threatened, which involves a challenge to, seeks to delay or restrict, or questions the validity of the Exchange;

(ix)             there has been no Material Adverse Change with respect to MVC;

(x)               all representations and warranties of MVC set forth herein are true and correct in all material respects at and as of the Closing Date; and

(xi)             Equus has received a Certificate from the Secretary of MVC, dated as of the Closing Date, confirming the conditions in Sections 7(a)(vi), (ix) and (x) are satisfied.

Equus may waive any condition specified in this Section 7(a) if it executes a writing so stating at or prior to the Closing.

(b)               Conditions to MVC’s Obligation. The obligation of MVC to consummate the Exchange is subject to satisfaction of the following conditions:

(i)                 Equus has adopted and announced the Plan of Reorganization as described in Section 4;

(ii)               the MVC Board of Directors has approved the Exchange;

18

(iii)             MVC is reasonably satisfied that the Exchange will not incur undue expense or the Closing will not be unduly delayed due to RIC compliance requirements applicable to MVC;

(iv)             MVC is reasonably satisfied that Exchange will not incur undue expense or the Closing will not be unduly delayed due to 1940 Act compliance requirements applicable to MVC;

(v)               MVC is reasonably satisfied that Exchange will not incur undue expense or the Closing will not be unduly delayed due to compliance with rules of the New York Stock Exchange, the Securities Act, the Securities Exchange Act, or the General Corporation Law of the State of Delaware as applicable to MVC;

(vi)             all authorizations and approvals from all applicable governmental or regulatory authorities concerning the Exchange have been obtained and are effective;

(vii)           Equus has performed and complied with all of its covenants and agreements hereunder in all material respects through the Closing;

(viii)         MVC is reasonably satisfied with its examination and review of Equus and its portfolio investments;

(ix)             there are no actions or orders, whether pending or threatened, which involves a challenge to, seeks to delay or restrict, or questions the validity of the Exchange;

(x)               there has been no Material Adverse Change with respect to Equus;

(xi)             all representations and warranties of Equus set forth herein are true and correct in all material respects at and as of the Closing Date;

(xii)           MVC has received a Certificate from the Secretary of Equus, dated as of the Closing Date, confirming the conditions in Sections 7(b)(vii), (x) and (xi) are satisfied;

(xiii)         MVC has received from Jenner an opinion in form and substance as set forth in Exhibit A attached hereto, addressed to MVC, and dated as of the Closing Date; and

(xiv)         MVC is reasonably satisfied that Equus’ Corrected NAV does not materially differ from the NAV per share that Equus calculated on the NAV Calculation Date.

MVC may waive any condition specified in this Section 7(b) if it executes a writing so stating at or prior to the Closing.

19

8.                  Remedies for Breaches of This Agreement.

(a)                Survival of Representations and Warranties. All of the representations and warranties of the Parties contained in this Agreement above shall survive the Closing hereunder and continue in full force and effect for a period of three years thereafter.

(b)               Survival of Covenants and Agreements. All of the covenants and agreements of the Parties contained in this Agreement shall survive the Closing hereunder in accordance with their terms.

(c)                Survival of Indemnification Rights. All of the indemnification rights granted under Section 6(h) and Sections 8(c) through (e) of this Agreement shall survive the termination of this Agreement without limitation and indefinitely thereafter.

(d)               Indemnification. In the event that a Party breaches any of its representations, warranties, and covenants contained herein, or a Party or its officers, directors or employees violates or allegedly violates any applicable law or regulation in any material respect, then such Party shall indemnify the other Party from and against the entirety of any Adverse Consequences suffered resulting from, arising out of, relating to, in the nature of, or caused by the breach or material violation of applicable law or regulation, provided that the other Party makes a written claim for indemnification against such Party pursuant to Section 10(g) below.

(e)                Matters Involving Third Parties.

(i)                 If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 8, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is materially prejudiced.

(ii)               Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the

20

Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests or the reputation of the Indemnified Party, (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently, and (F) there are no conflicts of interest between the Indemnifying Party and the Indemnified Party.

(iii)             So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 8(e)(ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, and (B) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party unless such consent contains an unconditional release of the Indemnified Party.

(iv)             In the event any of the conditions in Section 8(e)(ii) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (C) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 8.

(f)                Other Indemnification Provisions. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedy any Party may have or the transactions contemplated by this Agreement.

9.                  Termination.

(a)                Termination of Agreement. The Parties may terminate this Agreement as provided below:

(i)                 Equus and MVC may terminate this Agreement by mutual written consent at any time prior to the Closing;

21

(ii)               Equus may terminate this Agreement at any time prior to Closing by written notice to MVC in accordance with Section 10(g) herein by reason of the failure of any condition precedent under Section 7(a) hereof (unless the failure results primarily from Equus itself breaching any representation, warranty, or covenant contained in this Agreement); and

(iii)             MVC may terminate this Agreement at any time prior to Closing by written notice to Equus in accordance with Section 10(g) herein by reason of the failure of any condition precedent under Section 7(b) hereof (unless the failure results primarily from MVC itself breaching any representation, warranty, or covenant contained in this Agreement).

(b)               Effect of Termination. If any Party terminates this Agreement pursuant to Section 9(a) above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach), provided however, that the provisions of Sections 6(b), 8, 9, and 10 shall remain in full force and effect .

10.              Miscellaneous.

(a)                Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other Party, except as may be required by law or regulation, in which case the disclosing Party shall use its reasonable best efforts to consult with the other Party.

(b)               No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

(c)                Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

(d)               Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

22

(e)                Counterparts. This Agreement may be executed in one or more counterparts (including by means of facsimile), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(f)                Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(g)                Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) one business day after being sent to the recipient by reputable overnight courier service (charges prepaid), (iii) one business day after being sent to the recipient by facsimile transmission or email, or (iv) four business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below:

If to Equus:	If to MVC:
Attn: John A. Hardy	Attn: Michael Tokarz
Eight Greenway Plaza, Suite 930	287 Bowman Avenue, 2nd Floor
Houston, TX 77046	Purchase, NY 10577
T +1 713 529 0900	T +1 914 701 0310
F +1 212 671 1534	F +1 914 701 0315
email: jhardy@equuscap.com	email: mtokarz@ttga.com

with a copy to:

Jenner & Block LLP	Kramer Levin Naftalis & Frankel LLP
Attn: Martin Glass, Esq.	Attn: George M. Silfen, Esq.
919 Third Avenue	1177 Avenue of the Americas
New York, NY 10022	New York, NY 10036
T +1 212 891 1672	T +1 212 715 9355
F +1 212 891 1699	F +1 212 715 8000
email: mglass@jenner.com	email: gsilfen@kramerlevin.com

Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

(h)               Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule.

(i)                 Amendments. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by both Parties.

23

(j)                 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(k)               Expenses. Each of Equus and MVC will bear its own costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby.

(l)                 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

(m)             Incorporation of Exhibits. The Exhibits identified in this Agreement are incorporated herein by reference and made a part hereof.

(n)               Specific Performance. Each Party acknowledges and agrees that the other Parties would be damaged irreparably in the event any provision of this Agreement is not performed in accordance with its specific terms or otherwise is breached, so that a Party shall be entitled to injunctive relief to prevent breaches of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in addition to any other remedy to which such Party may be entitled, at law or in equity.

(o)               Submission to Jurisdiction. Each of the Parties submits to the jurisdiction of any state or federal court sitting in New York City in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court.

[End of Share Exchange Agreement]

24

* * * * *

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

“Equus”	“MVC”

EQUUS TOTAL RETURN, INC.	MVC CAPITAL, INC.

By: /s/ John A. Hardy	By: /s/ Scott Schuenke

Title: CEO	Title: CFO/CCO

25